Muncy Columbia Financial Corporation 8-K

Exhibit 99.1

Press Release – For Immediate Release

July 19, 2024

Muncy Columbia Financial Corporation Reports Second Quarter 2024 Earnings

Bloomsburg, PA – Muncy Columbia Financial Corporation (“Corporation”) (OTCQX: CCFN), parent company of Journey Bank (”Bank”), has released its unaudited consolidated financial statements for the second quarter of 2024.

Unaudited Financial Information

Net income, as reported under accounting principles generally accepted in the United States of America (“GAAP”), for the quarter ended June 30, 2024 was $4,707,000, or $1.32 per share compared to net income of $1,462,000, or $0.71 per share for the same period in 2023. Net income, as reported under GAAP, for the six months ended June 30, 2024 was $8,743,000, or $2.45 per share compared to $3,402,000, or $1.64 per share for the same period in 2023. Return on average assets and return on average equity were 1.20% and 12.28% for the quarter ended June 30, 2024, as compared to 0.71% and 7.63% for the same period of 2023.

The fully-tax equivalent net interest margin on interest-earning assets and interest-bearing liabilities was 3.36% and 2.32% for the six-month periods ended June 30, 2024 and 2023, respectively.

Total consolidated assets amounted to $1,592,300,000 at June 30, 2024, as compared to $1,573,271,000 at March 31, 2024 and $1,639,779,000 at December 31, 2023. For the quarter ended June 30, 2024, loans receivable, not held for sale, increased by $19,918,000 while available-for-sale debt securities decreased $4,786,000. Total deposits increased $52,127,000 while short term borrowings decreased $36,627,000 during the quarter ended June 30, 2024.

The increase in total deposits during the quarter and six months ended June 30, 2024 was as a result of a strategic initiative to reposition customer repurchase agreements, which are classified as short-term borrowings, into core deposit accounts. The Bank anticipates a continued migration of customer repurchase accounts from short-term borrowings to deposits throughout the remainder of 2024. The execution of this initiative will assist in optimizing the Bank’s long-term liquidity needs and balance sheet management strategies.

Total non-performing assets amounted to $7,736,000 or 0.49% of total assets at June 30, 2024, as compared to $7,328,000 or 0.47% of total assets at March 31, 2024.

The Corporation invests in various forms of agency debt including mortgage-backed securities and callable agency debt. The fair value of these securities is influenced by market interest rates, prepayment speeds on mortgage securities, bid to offer spreads in the market place and credit premiums for various types of agency debt. These factors change continuously and therefore the fair market value of these securities may be higher or lower than the Corporation’s carrying value at any measurement date. The temporary impact on investment securities will also affect stockholders’ equity as these fluctuations are recorded through accumulated other comprehensive income (loss). As of June 30, 2024, the temporary impact of these unrealized losses on the stockholders’ equity amounted to a reduction of $16,936,000. The Corporation does not consider its debt securities to be credit impaired since it has both the intent and ability to hold the securities until a recovery of its amortized cost basis, which may be maturity, and the decline in fair value is deemed to be as a result of changes in interest rates and not credit factors.

Total stockholders’ equity equated to a book value per share of $44.11 at June 30, 2024 as compared with $43.08 at December 31, 2023. For the six months ended June 30, 2024 cash dividends of $0.88 per share were paid to stockholders as compared to $0.85 for the same period of 2023. The Corporation remains well capitalized, with an equity to assets ratio of 9.90% as of June 30, 2024 and 9.38% at December 31, 2023.

About Muncy Columbia Financial Corporation

Muncy Columbia Financial Corporation ("MCFC") is a registered financial holding company headquartered in Bloomsburg, Pennsylvania. MCFC has one subsidiary bank, Journey Bank, serving individuals, families, nonprofits and business clients throughout Clinton, Columbia, Lycoming, Montour, Northumberland and Sullivan Counties through 22 banking offices.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: costs or difficulties related to integration following the merger; the risk that the anticipated benefits, cost savings and other savings from the merger may not be fully realized or may take longer than expected to realize; potential impairment to the goodwill recorded in connection with the merger; changes in general economic trends, including inflation and changes in interest rates; our ability to manage credit risk; our ability to maintain an adequate level of allowance for credit loss on loans; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; fluctuations in the values of securities held in our securities portfolio, including as a result of changes in interest rates; our ability to successfully manage liquidity risk; adverse developments in borrower industries and, in particular, declines in real estate values; the concentration of large deposits from certain customers who have balances above current FDIC insurance limits; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and any other risks described in the “Risk Factors” sections of reports filed by the Corporation with the Securities and Exchange Commission. We do not undertake, and specifically disclaim, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.

Muncy Columbia Financial Corporation

Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Data) (Unaudited)	June 30, 2024	December 31, 2023
ASSETS
Cash and due from banks	$18,200	$14,614
Interest-bearing deposits in other banks	3,276	3,763
Total cash and cash equivalents	21,476	18,377

Interest-bearing time deposits	248	979
Available-for-sale debt securities, at fair value	334,808	413,302
Marketable equity securities, at fair value	1,140	1,295
Restricted investment in bank stocks, at cost	8,064	10,394
Loans held for sale	754	366

Loans receivable	1,100,665	1,068,429
Allowance for credit losses	(9,362)	(9,302)
Loans, net	1,091,303	1,059,127

Premises and equipment, net	27,025	27,569
Foreclosed assets held for sale	335	170
Accrued interest receivable	5,077	5,362
Bank-owned life insurance	40,709	40,209
Investment in limited partnerships	5,465	5,828
Deferred tax asset, net	11,517	12,634
Goodwill	25,609	25,609
Other intangible assets, net	11,151	11,895
Other assets	7,619	6,663
TOTAL ASSETS	$1,592,300	$1,639,779

LIABILITIES
Interest-bearing deposits	$1,002,208	$884,654
Noninterest-bearing deposits	263,419	266,015
Total deposits	1,265,627	1,150,669

Short-term borrowings	89,286	252,532
Long-term borrowings	65,599	70,448
Accrued interest payable	2,299	2,358
Other liabilities	11,848	9,947
TOTAL LIABILITIES	1,434,659	1,485,954

STOCKHOLDERS' EQUITY
Common stock, par value $1.25 per share; 15,000,000 shares authorized;
issued 3,838,727 and outstanding 3,574,027 at June 30, 2024;
issued 3,834,976 and outstanding 3,570,276 at December 31, 2023;	4,798	4,794
Additional paid-in capital	83,455	83,343
Retained earnings	96,114	90,514
Accumulated other comprehensive loss	(16,936)	(15,036)
Treasury stock, at cost; 264,700 shares at June 30, 2024 and December 31, 2023	(9,790)	(9,790)
TOTAL STOCKHOLDERS' EQUITY	157,641	153,825
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,592,300	$1,639,779

Muncy Columbia Financial Corporation

Consolidated Statements of Income

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
(In Thousands, Except Share and Per Share Data) (Unaudited)	2024	2023	2024	2023
INTEREST AND DIVIDEND INCOME
Interest and fees on loans:
Taxable	$17,741	$6,298	$34,997	$12,232
Tax-exempt	332	215	685	431
Interest and dividends on investment securities:
Taxable	1,020	1,222	2,181	2,430
Tax-exempt	836	134	1,666	263
Dividend and other interest income	204	69	427	136
Federal funds sold	—	1	—	1
Deposits in other banks	62	25	128	85
TOTAL INTEREST AND DIVIDEND INCOME	20,195	7,964	40,084	15,578

INTEREST EXPENSE
Deposits	5,610	780	10,220	1,407
Short-term borrowings	1,427	2,125	3,924	3,911
Long-term borrowings	798	146	1,645	146
TOTAL INTEREST EXPENSE	7,835	3,051	15,789	5,464

NET INTEREST INCOME	12,360	4,913	24,295	10,114

Provision (credit) for credit losses - loans	36	(4)	137	(422)
(Credit) provision for credit losses - off balance sheet credit exposures	(7)	(12)	(18)	(3)
TOTAL PROVISION (CREDIT) FOR CREDIT LOSSES	29	(16)	119	(425)

NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR CREDIT LOSSES	12,331	4,929	24,176	10,539

NON-INTEREST INCOME
Service charges and fees	667	514	1,282	1,039
Gain on sale of loans	93	96	169	125
Earnings on bank-owned life insurance	229	113	456	222
Brokerage	192	151	416	279
Trust	204	227	410	418
Losses on marketable equity securities	(38)	(66)	(155)	(147)
Realized losses on available-for-sale debt securities, net	—	—	(8)	—
Interchange fees	687	442	1,306	866
Other non-interest income	385	229	1,075	530
TOTAL NON-INTEREST INCOME	2,419	1,706	4,951	3,332

NON-INTEREST EXPENSE
Salaries and employee benefits	4,640	2,440	9,442	5,032
Occupancy	581	320	1,199	643
Furniture and equipment	384	282	790	567
Pennsylvania shares tax	230	131	440	292
Professional fees	319	264	776	522
Director's fees	105	73	239	155
Federal deposit insurance	188	109	408	217
Data processing and telecommunications	904	332	1,824	703
Automated teller machine and interchange	106	(9)	368	110
Merger-related expenses	201	449	297	449
Amortization of intangibles	549	—	1,098	—
Other non-interest expense	987	466	1,959	984
TOTAL NON-INTEREST EXPENSE	9,194	4,857	18,840	9,674

INCOME BEFORE INCOME TAX PROVISION	5,556	1,778	10,287	4,197
INCOME TAX PROVISION	849	316	1,544	795
NET INCOME	$4,707	$1,462	$8,743	$3,402

EARNINGS PER SHARE - BASIC AND DILUTED	$1.32	$0.71	$2.45	$1.64
WEIGHTED AVERAGE SHARES OUTSTANDING	3,572,345	2,079,649	3,571,344	2,079,393

	At or 3 Months Ended (Unaudited)
(Dollars in Thousands, Except Per Share Data)	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Operating Highlights

Net income (loss)	$4,707	$4,036	$(1,186)	$1,171	$1,462
Net interest income	12,360	11,935	8,257	4,891	4,913
Provision (credit) for credit losses	29	90	3,114	(168)	(16)
Non-interest income	2,419	2,532	2,267	1,522	1,706
Non-interest expense	9,194	9,646	9,163	5,273	4,857

Balance Sheet Highlights

Total assets	$1,592,300	$1,573,271	$1,639,779	$957,580	$960,080
Loans, net and loans held for sale	1,092,057	1,072,010	1,059,493	556,862	544,593
Goodwill and other intangibles, net	36,760	36,955	37,504	7,937	7,937
Total deposits
Noninterest-bearing	$263,419	$263,954	$266,015	$165,888	$175,521
Savings	199,626	203,002	204,968	155,750	157,833
NOW	346,000	298,122	251,953	146,944	152,358
Money Market	117,770	112,190	103,602	41,521	44,341
Time Deposits	338,812	336,232	324,131	130,472	128,430
Total interest-bearing deposits	1,002,208	949,546	884,654	474,687	482,962
Core deposits*	926,815	877,268	826,538	510,103	530,053

Selected Ratios

Fully tax-equivalent net interest margin (YTD)	3.36%	3.32%	2.34%	2.29%	2.32%
Annualized return on average assets	1.20%	1.02%	-0.35%	0.63%	0.71%
Annualized return on average equity	12.28%	10.52%	-3.95%	6.78%	7.63%

Capital Ratios - Journey Bank**

Common equity tier I capital ratio	14.06%	13.95%	13.52%	18.80%	18.96%
Tier 1 capital ratio	14.06%	13.95%	13.52%	18.80%	18.96%
Total risk-based capital ratio	15.03%	14.94%	14.49%	19.91%	20.11%
Leverage ratio	8.68%	8.40%	8.03%	10.58%	10.65%

Asset Quality Ratios

Non-performing assets	$7,736	$7,328	$4,475	$2,659	$2,562
Allowance for credit losses - loans	9,362	9,351	9,302	6,094	6,278
Allowance for credit losses to total loans	0.85%	0.87%	0.87%	1.09%	1.14%
Allowance for credit losses to non-performing assets	121.02%	127.61%	207.87%	244.81%	245.04%

Per Share Data

Earnings (loss) per share	$1.32	$1.13	$(0.41)	$0.56	$0.71
Dividend declared per share	0.44	0.44	0.43	0.43	0.43
Book value	44.11	43.35	43.08	42.50	43.44
Common stock price:
Bid	$32.10	$30.50	$34.50	$34.59	$37.57
Ask	34.75	32.00	37.17	35.00	43.00
Weighted average common shares	3,572,345	3,570,342	2,873,775	2,080,109	2,079,649

  * Core deposits are defined as total deposits less time deposits

  ** Capital ratios for the most recent period are estimated